

REVLON

Investor Presentation

September 30, 2020

Forward-Looking Statements

This presentation (including the exhibits hereto, if any) includes certain of the Company's plans, projected financial results and liquidity, expected synergies, strategies, focus, beliefs and expectations, which are forward looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this presentation can be identified by the use of forward-looking terms such as "believes," "expects," "projects," "forecasts," "may," "will," "estimates," "should," "would," "anticipates," "plans" or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this presentation. You should not rely on forward-looking statements as predictions of future events. The Company is providing the certain forward-looking information in this presentation solely to provide investors with certain useful information to assist them with evaluating the Exchange Offer and Consent Solicitation. This information should not be considered in isolation or as a substitute for the Company's as reported financial results prepared in accordance with U.S. GAAP. This forward-looking information should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC. The forward-looking statements in this presentation include, without limitation, the Company's beliefs, expectations and/or estimates about the following: (i) given the Company's liquidity profile and with cash preservation being a critical focus, the Company's plans to continuously work to identify opportunities to optimize its cash position and utilization of cash, including implementing cost reduction initiatives, stringently allocating capital and prioritizing its investments in key territories and brands; (ii) the Company's estimation that due to the ongoing COVID-19 related impacts on the Company's business and cash expenses related to the Company's 2020 Restructuring Program, the Company's total cash flow generation from operating activities and investing activities for the three months ending December 31, 2020 will be materially lower than for the comparable periods in 2017, 2018 and 2019; (iii) the Company's expectation to deploy a portion of its cash to satisfy certain mandatory debt payments and, in addition to cash interest payments, to make additional mandatory payments over the first three quarters of 2020 and 2021 in the range of $15 to $25 million associated with pension cash contributions, cash taxes and other public company expenses, as well as its other material cash commitments for items such as permanent displays and capital expenditures; (iv) the Company's expectation, after giving effect to the transactions contemplated by the Offering Memorandum, to have sufficient cash to continue its and the Company's operations for at least the next 12 months; and (v) the Company's expectations regarding its future financial results, liquidity, supply chain and operational status, taking into account the impact of the COVID-19 pandemic. The Company's actual results may differ materially from such forward-looking statements for a number of reasons, including, without limitation, as a result of the risks described and other items in the Company's filings with the SEC, including Revlon's 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it has filed or will file with the SEC during 2019 and 2020 (which may be viewed on the SEC's website at http://www.sec.gov). Other important factors could also cause the Company's actual results to differ materially from those indicated by expected results, including, without limitation, risks and uncertainties relating to: (i) less than expected, or other unanticipated changes in, the Company's liquidity and cash flows, including, without limitation, due to (A) lower than expected operating revenues, cash on hand and/or funds available under the Amended 2016 Revolving Credit Facility, the ABL FILO Term Loans, New BrandCo Second-Lien Term Loans and/or the Restated Line of Credit Facility (such as due to, among other things, difficulties and/or delays in consummating the Exchange Offer) and/or from other permissible borrowings or generated from cost reductions resulting from the implementation of the Revlon 2020 Restructuring Program and/or other cost control initiatives and/or from selling certain assets in connection with the Company's ongoing Strategic Review or (B) higher than anticipated operating expenses and/or less than anticipated cash generated by the Company's operations or unanticipated restrictions or taxes on repatriation of foreign earnings; (ii) a greater than anticipated impact from COVID-19 on the Company's cash flows, such as due to the risk of a global "second-wave" of the pandemic as re-opening plans are implemented; (iii) higher than expected operating expenses, such as higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company's restructuring programs, severance not otherwise included in the Company's restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, additional debt and/or equity repurchases, if any, payments and costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company's customers, product discontinuances or otherwise; (iv) lower than expected operating revenues, cash on hand and/or funds available under Amended 2016 Revolving Credit Facility, the ABL FILO Term Loans, New BrandCo Second-Lien Term Loans and/or the Restated Line of Credit Facility (such as due to, among other things, difficulties and/or delays in consummating the Exchange Offer) and/or from other permissible borrowings or generated from cost reductions resulting from the implementation of the Revlon 2020 Restructuring Program and/or other cost control initiatives and/or from selling certain assets in connection with the Company's ongoing Strategic Review or higher than anticipated operating expenses and/or less than anticipated cash generated by the Company's operations or unanticipated restrictions or taxes on repatriation of foreign earnings; and/or (v) difficulties with, delays in or the inability to achieve the Company's expected results, such as due to, among other things, the Company's business experiencing greater than anticipated disruptions due to COVID-19 related uncertainty or other related factors making it more difficult to maintain relationships with employees, business partners or governmental entities and/or other unanticipated circumstances, trends or events affecting the Company's financial performance, including decreased consumer spending in response to the COVID-19 pandemic and related conditions and restrictions, weaker than expected economic conditions due to the COVID-19 pandemic and its related restrictions and conditions continuing for periods longer than currently estimated or COVID-19 expanding into more territories than currently anticipated, or other weakness in the consumption of beauty-related products, lower than expected acceptance of the Company's new products, adverse changes in foreign currency exchange rates, decreased sales of the Company's products as a result of increased competitive activities by the Company's competitors and/or decreased performance by third party suppliers. Factors other than those referred to above could also cause the Company's results to differ materially from expected results.

Today's Presenters

Company Management



Debra G. Perelman
President and Chief Executive Officer

~20 years in Industry



Victoria Dolan
Chief Financial Officer

~35 years in Industry

Advisors

Jefferies
Dealer Manager

PJT Partners
Financial Advisor

REVLON

Table of Contents

REVLON

REVLON



Transaction Overview

Transaction Overview

On September 29, 2020, Revlon Consumer Products Corporation (the "Company" or "RCPC") launched an exchange offer and consent solicitation (the "Transaction") for the Company's 5.75% Senior Notes due February 15, 2021 (the "Notes"). The exchange consideration is summarized below:

Consideration ($/$1,000)	Mixed Consideration Option:[1]	Cash Consideration Option:
Cash	$200.00	$275.00
ABL FILO Term Loan Principal	$145.00 of face value	N / A
BrandCo Term Loan Principal	$217.50 of face value	N / A
Cash Early Tender / Consent Fee	$50.00	$50.00
Total Consideration	**$612.50**	**$325.00**

	Mixed Consideration: Terms of Debt	
	ABL FILO Term Loans:	**BrandCo Term Loans:**
Total Principal	Up to $50 million	Up to $75 million
Maturity	Six months after the ABL Tranche A maturity date including any extension thereof – Tranche A currently matures September 7, 2021, subject to a springing maturity on November 16, 2020	June 30, 2025
Interest Rate	L +8.50% (with a 1.75% LIBOR floor)	L +3.50% (with a 0.75% LIBOR floor)

	Conditions Precedent
Minimum Tender Threshold	95%
Required Consents	2016 U.S. ABL Lenders BrandCo Lenders
Other	Total principal of ABL FILO Term Loans shall not exceed $50 million Total principal of New BrandCo 2L shall not exceed $75 million Minimum Liquidity Closing Condition[2] must be satisfied

[1] *Only available to eligible Noteholders.*
[2] *As defined in the Transaction Support Agreement with certain BrandCo Lenders.*

REVLON

Transaction Benefits

The Transaction has significant benefits for both the Company and its 2021 Noteholders if consummated.

Benefits to the Company	Benefits to 2021 Noteholders
■ Avoids springing maturities on certain tranches of debt that are secured and rank higher in priority than the Notes	■ Avoids springing maturities on certain tranches of debt that are secured and rank higher in priority than the Notes
■ The Transaction will provide the Company with debt maturity runway to continue executing on its business strategy and its 2020 Restructuring Program	■ Provides exchanging Noteholders with substantial value, especially given depressed trading prices
■ Non-cash exchange consideration allows the Company to provide incremental value to exchanging Noteholders, while preserving its liquidity required to operate in the face of continued COVID-19 uncertainty	■ Exchanging Noteholders receive secured debt consideration and/or cash that provides downside protection and an improved capital structure position vis-à-vis existing unsecured status
■ After conversations with the ABL Agent, Citi, the Company is confident it will obtain the required ABL consent	■ All available consideration (i.e., excess cash and permitted debt) is being offered to Noteholders in the exchange
	■ Dual consideration option provides flexibility for non-eligible Noteholders to participate in the transaction

REVLON

Transaction Timeline

September 2020						
S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	**29**	**30**			

October 2020						
S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	**13**	14	15	16	17
18	19	20	21	22	23	24
25	26	**27**	28	29	30	31

Key Date

Event	Date
Launch Exchange Offer and Consent Solicitation	September 29, 2020
Investor Presentation	September 30, 2020
Early Tender Deadline / Withdrawal Deadline	5:00 p.m. on October 13, 2020
Expiration Time	11:59 p.m. on October 27, 2020

REVLON



REVLON

Business Update

Results Delivered in a Challenging Environment

2020: COVID-19 Response

Resilience & Focus

Adjusted 2020 Strategic Priorities	■ Protect the health and safety of Revlon employees ■ Maintain progress on the Revlon 2020 Restructuring Program and longer-term transformation while addressing near-term operating challenges and liquidity constraints ■ Improve liquidity position ■ Capitalize on topline opportunities created by the shift in consumer preferences with respect to products and the e-commerce channel
Action Taken	■ Implemented incremental safety measures at offices, manufacturing facilities, and distribution centers ■ COVID-19-Related Cost Reduction Actions: – Furloughed significant part of employee base – Transitioned to reduced work week – Reduced director, executive, and employee compensation ■ Executed BrandCo financing transaction, which improved liquidity at closing by $584 million[1] ■ Flexed manufacturing to meet incremental demand for hand sanitizer, hair color products, and beauty tools
Results Achieved	■ All of the Company's manufacturing facilities and distribution centers around the world continue to operate ■ Achieved ~$153 million of cost reductions in 1H'20 on top of ~$95 million achieved in 2019 – ~$65 million was associated with the Revlon 2020 Restructuring Program ($115 million on an annualized basis) – ~$75 million was associated with reduced brand support – ~$13 million was associated with temporary COVID-19 employment expense reductions ■ Q2'20 Adj. EBITDA[2] margin of 13.1%, up ~481bps y/y ■ E-commerce net sales accounted for $64 million, or 18%, of total reported net sales in Q2'20, up 58.2% from Q2'19 ■ Within the Company's Portfolio Segment, the Creme of Nature, Cutex, and Sinful Colors brands and North American beauty tools all experienced double-digit net sales growth year-over-year in Q2'20

[1] *$880 million BrandCo First Lien principal less fees and expenses and cancellation of 2019 U.S. Term Loan.*
[2] *Adj. EBITDA margin is defined as Adj. EBITDA divided by Net Sales, and is a non-GAAP financial measure; see "Basis of Presentation" and reconciliations attached.*

REVLON

Ability to Execute on Cost-Cutting Initiatives

Since the implementation of the 2018 Optimization Program, the Company has reduced annualized expenses by $237mm.

$ in millions



$300
$250
$200
$150
$100
$50
$–
$95
$26
$121
$28
$21
$66
$237
2018 Business Optimization Program: 2019 Cost Reductions
2018 Business Optimization Program: 1H'20 Cost Reductions
Total 2018 Business Optimization Program Cost Reductions
Revlon 2020 Restructuring Program: 1H'20 North America Compensation
Revlon 2020 Restructuring Program: 1H'20 North America Operating Cost Reductions
Annualization Adjustment
Total Annualized Structural Cost Reductions 2018 - 2020

Source: Company Filings

REVLON

Liquidity Update

The Company continues to actively monitor its liquidity to ensure it will be able to operate through its trough liquidity in 2021.

- As of September 18, 2020, the Company had approximately $344 million of liquidity, comprised of:
  - Approximately $271 million of unrestricted cash and cash equivalents (with approximately $79 million held outside the U.S.), plus
  - Approximately $53 million in available borrowing capacity under the 2016 U.S. ABL Facility, which had approximately $292 million drawn at such date, plus
  - Approximately $30 million in available borrowing capacity under the Amended 2019 Senior Line of Credit Facility, which had no borrowings at such date, less
  - Approximately $10 million of outstanding checks
- The Company continues to manage the liquidity situation via proactive dialogue with customers and vendors and a prioritized cash allocation process

REVLON

Liquidity Considerations

The Company must preserve liquidity sufficient to meet operating cash needs and debt service obligations.

Historical Cash Flows

- The Company's historical cash generation for the first three quarters of 2017 through 2019 is summarized in the table below
- The Company estimates that total cash flow generation from operating activities and investing activities will be materially lower in Q4 of 2020 than the comparable periods in 2017, 2018, and 2019, primarily due to the impacts of the COVID-19 pandemic and cash expenses related to the 2020 Restructuring Program

Debt Service and Other Cash Needs

- Approximately $198 million in mandatory debt service is expected in 2021
- The Company expects to make additional mandatory payments of approximately $15 - $25 million over the first three quarters of 2020 and 2021 associated with pension cash contributions, cash taxes and other public company expenses
- As publicly disclosed from time to time in the Company's quarterly reports on Form 10-Q, the Company also has other material cash commitments for items such as permanent displays and capital expenditures

Q1 – Q3 Historical Free Cash Flow

($ in millions)	**2017A**	**2018A**	**2019A**
Cash Flow From Operations	($274)	($297)	($167)
(+) Cash Flow from Investing	(69)	(42)	(20)
Total	**($344)**	**($339)**	**($187)**

Q1 – Q3 Projected Debt Service

($ in millions)	**2020E[1]**	**2021F**
Cash Interest:		
Term Loans	$116	$145
2024 Notes	28	27
2016 Revolving Credit Facility	8	10
Total Cash Interest	**$153**	**$182**
(+) Cash Amortization	9	16
Total Debt Service	**$162**	**$198**

[1] *Excludes 2021 Notes for comparability purposes.*

REVLON



REVLON

Please direct all questions to Jefferies, LLC
as Dealer Manager

520 Madison Avenue
New York, New York 10022
Attn: Alvin Ng
(212) 336-6677
ang2@jefferies.com



Thank You



Appendix

Adj. EBITDA Margin Reconciliation

	2019A Q1	2019A Q2	2020A Q1	2020A Q2
Net Loss	**($75)**	**($64)**	**($214)**	**($127)**
(Loss) Income from Discontinued Operations, net of taxes	(1)	(2)	--	--
Loss from continuing operations, net of taxes	**($76)**	**($65)**	**($214)**	**($127)**
Interest Expense	48	48	48	61
Amortization of Debt Issuance Costs	3	4	4	6
Loss on Early Extinguishment of Debt	--	--	--	(12)
Provision for Income Taxes	0	(1)	(37)	(10)
Foreign currency Losses (Gains), net	0	1	17	2
Miscellaneous, net	1	5	(4)	21
Operating Loss	**($23)**	**($9)**	**($186)**	**($59)**
Depreciation and Amortization	47	39	37	36
Reported EBITDA	**$24**	**$29**	**($149)**	**($22)**
External Non-Recurring Items				
Restructuring and Related Charges	12	10	34	22
Acquisition and Integraion Cost	1	--	2	1
Oxford SAP Disruption-Relation Charges	--	--	--	--
Loss on Disposal of Minority Investment	--	--	--	--
Gain (loss) on Divested Assets	--	--	1	(0)
Elizabeth Arden Inventory Purchase Accounting Adjustment, Cost of Sales	--	--	--	--
Deferred Compensation	--	--	--	--
Elizabeth Arden 2016 Business Transformation Program	--	--	--	--
Impairment Charge	--	--	124	20
Financial Control Remediation Actions and Related Charges	2	4	2	6
Excessive coupon redemptions in disupte	--	--	4	--
COVID-19 Pandemic	--	--	8	18
Non-Cash Stock Compensation Expense	0	3	2	1
Revlon Adjusted EBITDA	**$39**	**$47**	**$28**	**$45**
(/) Net Sales	553	570	453	348
Revlon Adjusted EBITDA Margin	**7.0%**	**8.2%**	**6.3%**	**13.1%**

Note: $ in millions at as reported rates

REVLON

Basis of Presentation & Disclaimer

This presentation (the "Presentation"), references to which and to any information contained herein, shall be deemed to include any information whether or not in writing, supplied in connection herewith or in connection with any further inquiries, has been prepared based on information provided by the Revlon, Inc. (together with its subsidiaries, the “Company”) and/or any of its affiliates or their respective directors, officers, employees, representatives, advisors or agents (collectively, “Representatives”). Neither the Company nor its affiliates, nor any of their respective Representatives makes any representation or warranty, express or implied, nor shall any of them, so far as permitted by law, have any responsibility or liabilities whatsoever in respect of the accuracy or completeness of, or omissions from, this Presentation or any other document or information, written or oral, supplied at any time or in respect of any opinions or projections expressed therein or omitted therefrom. In addition, no party is under any obligation to update this Presentation or correct any inaccuracies in or omissions from it which may exist or become apparent. No responsibility or liability is accepted, and any and all responsibility and liability is expressly disclaimed, so far as permitted by law, by the Company and/or any of its affiliates and their respective Representatives for any errors, misstatements or misrepresentations in, or omissions from, this Presentation or any other such document or information supplied at any time to the recipient or its advisors in the course of the recipient’s evaluation of the Company’s financial results, operations or related matters. The projected financial information, forecasts, targets, prospects, estimates and other forward-looking statements contained in this Presentation are based on subjective estimates and assumptions made by the Company’s Representatives and about circumstances and events that have not yet taken place, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Throughout this Presentation, “A” indicates amounts actually achieved for completed reporting periods; “F” reflects management’s forecasted results; and “E” reflects management’s estimated results. Note: Rounding may cause immaterial differences. Accordingly, no representations are made by the Company and its affiliates or any of their respective Representatives as to the accuracy of such information and there can be no assurance that the forecasted results are attainable or will be achieved. Actual results may vary significantly from anticipated results and such variations may be material. No representations or warranties are made by Revlon or its Representatives as to the accuracy or reasonableness of such assumptions or the forward-looking statements based thereon. This Presentation does not provide accounting, tax or legal advice. Any statement herein regarding any U.S. federal income tax is not intended or written to be used, and cannot be used, by the recipient or its Representatives for the purpose of avoiding any penalties. Recipient should seek advice based on the recipient’s particular circumstances from an independent tax advisor.

Certain of the financial data contained in this Presentation is unaudited and has been prepared from the Company’s internal management reporting information, which may not be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, certain income statement and other financial data has been excluded from this Presentation that would otherwise be required for such information to have been prepared in accordance with GAAP. Such information may not reflect all costs to operate the Company’s business. This Presentation includes references to certain non-GAAP measures (the “Non-GAAP Measures”), such as the Company’s Adjusted EBITDA margin which in certain years is adjusted for unusual one-time items that do not reflect the Company’s underlying operating performance. Revlon’s Adjusted EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). To reflect the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company’s underlying operating performance (the “Non-Operating Items”), the Company presents its Adjusted EBITDA to exclude these Non-Operating Items and to exclude the impact of certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”). The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance. The Company’s management utilizes the Non-GAAP Measures as operating performance measures (in conjunction with other GAAP and non-GAAP measures) as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company’s business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company’s historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company’s management team and, together with other operational objectives, as measures in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. The Company’s management believes that the Non-GAAP Measures are useful to third parties to provide them with disclosures of the Company's operating results on the same basis as that used by the Company’s management. Additionally, the Company's management believes that the Non-GAAP Measures provide useful information about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company’s management believes that providing the Non-GAAP Measures to the recipient enhances comparability in assessing the Company’s financial results. Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, is a useful financial analysis measure for the recipient, that is used by the Company’s management, as described above, and therefore can assist the recipient in assessing the Company’s financial condition, operating performance and underlying strength. The Company’s Non-GAAP Measures should not be considered in isolation or as a substitute for their most directly comparable as reported measures prepared in accordance with GAAP, such as net income/loss. Other companies may define such Non-GAAP measures differently. Also, while Adjusted EBITDA as used in this Presentation is defined differently than Adjusted EBITDA for RCPC’s credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar measures. These Non-GAAP Measures, as well as the other information in this Presentation, should be read in conjunction with the Company's financial statements and related footnotes contained in documents filed with the U.S. Securities and Exchange Commission.

This Presentation does not constitute or form part of any offer for any business relationship nor shall it constitute the basis of any contract which may be concluded for such relationship. Recipient expressly understands that (a) this this Presentation is not intended to, and does not, constitute an agreement or obligation on the part of Revlon, recipient or any other party to consummate or move forward with any transaction or to enter into any definitive agreements in connection therewith and (b) Revlon, recipient and their respective affiliates will have no rights or obligations of any kind whatsoever relating to any transaction by virtue of recipient’s receipt and/or review of this Presentation or as a result of any other written or oral communication by their respective Representatives unless and until Revlon, recipient and/or their respective affiliates have executed and delivered definitive written agreements covering such matters. This Presentation is subject to the disclaimer and qualifications specified above. This Presentation does not purport to contain all of the information that may be required or relevant to the recipient’s evaluation of the Company’s financial results, operations or related matters and recipient should make its own investigations and analysis and should not act on the basis of any matter specified, discussed, or referred to in this Presentation. This Presentation does not constitute an offer or solicitation in any jurisdiction. Distribution of this Presentation in or from certain jurisdictions may be restricted or prohibited by law.